                                                                    EXHIBIT 11.1



ON ASSIGNMENT, INC.
STATEMENTS OF COMPUTATION OF BASIC AND DILUTED
EARNINGS PER SHARE
--------------------------------------------------------------------------------

                                                  Three Months Ended                    Nine Months Ended
                                                     September 30,                         September 30,
                                            ------------------------------        ------------------------------
                                                1998               1997               1998               1997
                                            -----------        -----------        -----------        -----------
Net income used to compute basic and
     diluted earnings per share             $ 2,962,000        $ 2,163,000        $ 8,005,000        $ 5,716,000
                                            ===========        ===========        ===========        ===========

Basic earnings per share                    $      0.27        $      0.20        $      0.74        $      0.54
                                            ===========        ===========        ===========        ===========

Weighted average number of shares
outstanding used to compute basic
earnings per share                           10,898,000         10,626,000         10,836,000         10,516,000

Dilutive effect of stock options                463,000            466,000            456,000            459,000
                                            -----------        -----------        -----------        -----------

Number of shares used to compute
diluted earnings per share                   11,361,000         11,092,000         11,292,000         10,975,000
                                            ===========        ===========        ===========        ===========

Diluted earnings per share                  $      0.26        $      0.20        $      0.71        $      0.52
                                            ===========        ===========        ===========        ===========